Exhibit 99.3
Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
(unaudited)
Nine months ended 31 December 2009
Amsterdam, The Netherlands

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)

Contents

Consolidated statement of financial position	3

Consolidated interim income statement	4

Consolidated interim statement of comprehensive income	5

Consolidated interim position and statement of Cash flow	6

Consolidated interim Shareholders’ Equity Statement	7

Notes to the consolidated interim financial information	8

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated statement of financial position

		31 December	31 March
	Note	2009	2009
		(unaudited)
Non-current assets
Property and equipment	5	161,325	195,671
Goodwill and other intangible assets	6	791,322	817,239
Deferred income tax assets		21,863	31,453
Derivative financial instruments	7	117	—
Loans and other receivables		32,626	31,550

		1,007,253	1,075,913

Current assets
Inventories		198,789	214,685
Trade and other receivables		154,070	288,138
Current income tax receivable		251	1,711
Derivative financial instruments	7	2,600	5,131
Cash and cash equivalents	8	236,559	139,845

		592,269	649,510

Total assets		1,599,522	1,725,423

EQUITY
Capital and reserves attributable to equity holders of the Company
Ordinary shares and share premium		50,574	48,923
Other reserves		2,107	5,739
Accumulated deficit		(40,860)	(48,714)

Total equity		11,821	5,948

LIABILITIES

Subordinated Shareholder loan	18	516,890	467,940
Non-current liabilities
Borrowings	11	514,241	564,164
Other non-current liabilities		97,239	117,987
Deferred income tax liabilities		75,594	85,360
Retirement benefit obligations		11,574	12,034
Provisions for other liabilities and charges	12	14,833	7,059
Derivative financial instruments	7	9,763	18,179

		723,244	804,783

Current liabilities
Trade and other payables	13	257,547	302,914
Short term borrowings	11	35,610	61,600
Current income tax liabilities		1,232	6,962
Current portion provisions for other liabilities and charges	12	49,359	70,508
Derivative financial instruments	7	3,819	4,768

		347,567	446,752

Total liabilities		1,587,701	1,719,475

Total equity and liabilities		1,599,522	1,725,423

See Accompanying Notes to Special Purpose Consolidated Interim Financial Information

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated interim income statement

		For the nine months ended
		31 December
	Note	2009	2008
		(unaudited)	(unaudited)

Revenue		1,178,937	1,149,838
Cost of goods sold		(521,225)	(490,775)

Gross Margin		657,712	659,063

Distribution and selling costs	14	(333,207)	(326,474)
Administrative expenses	14	(145,248)	(137,110)
Other expenses	14	(12,311)	(23,291)

		(490,766)	(486,875)

Depreciation, amortisation and impairment expenses	5/6	(75,928)	(50,186)

Operating result		91,018	122,002

Financial income	15	6,777	32,083
Financial expense	15	(85,693)	(88,893)

Finance costs, net		(78,916)	(56,810)

Result before tax		12,102	65,192
Income tax	16	(4,249)	(24,264)

Result for the period		7,853	40,928

Attributable to:
- Equity holders of the Group		7,853	40,928

Earnings per share for result for the period attributable to the Equity holders of the Group during the period
- Basic	17	0.04	0.20
- Diluted	17	0.04	0.20
See Accompanying Notes to Special Purpose Consolidated Interim Financial Information

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated interim statement of comprehensive income

	For the nine months ended
	31 December
	2009	2008
	(unaudited)	(unaudited)
Result for the period	7,853	40,928
Other comprehensive income
Cash flow hedges, net of taxes	(146)	(1,230)
Currency translation effect	(4,309)	(15,236)

Total Comprehensive income	3,398	24,462

Attributable to:
- Equity holders of the Group	3,398	24,462
See Accompanying Notes to Special Purpose Consolidated Interim Financial Information

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated interim position and statement of Cash flow

		For the nine months ended
		31 December
	Note	2009	2008
		(unaudited)	(unaudited)
Cash flows from operating activities
Cash generated from operations		266,509	238,043
Income tax paid		(11,926)	(11,372)

Net cash generated from operating activities		254,583	226,671

Cash flows from investing activities
Acquisition of subsidiaries, net of cash acquired		(14,913)	(51,404)
Purchases of property and equipment		(38,523)	(69,224)
Purchases of intangible assets		(3,770)	(7,070)
Interest received		630	857

Net cash used in investing activities		(56,576)	(126,841)

Cash flows from financing activities
Changes in short term borrowings		(31,012)	23,494
Repayments of borrowings		(33,119)	(12,370)
Interest paid		(28,844)	(31,513)
Payments on financial lease obligations		(4,070)	(3,561)

Net cash used in financing activities		(97,045)	(23,950)

Net increase in cash, cash equivalents and bank overdrafts		100,962	75,880
Cash, cash equivalents and bank overdrafts at beginning of year		139,845	74,752
Exchange gains/(losses) on cash and bank overdrafts		(4,248)	(6,112)

Cash, cash equivalents and bank overdrafts at end of period	8	236,559	144,520

See Accompanying Notes to Special Purpose Consolidated Interim Financial Information

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated interim Shareholders’ Equity Statement

		Attributable to equity holders
		of the Group
		Ordinary
		shares and share	Other	Accumulated
	Note	premium	reserves	Deficit	Total
Balance at 31 March 2008		48,923	6,606	(73,032)	(17,503)
Profit for the period		—	—	40,928	40,928
Other comprehensive income
Cash flow hedges, net of taxes		—	(1,230)	—	(1,230)
Currency translation effect		—	(15,236)	—	(15,236)

Total comprehensive income for the period ended 31 December 2008		—	(16,466)	40,928	24,462

Management Participation and Option plan		—	1,548	—	1,548

Balance at 31 December 2008 (unaudited)		48,923	(8,312)	(32,104)	8,507

Balance at 31 March 2009		48,923	5,739	(48,714)	5,948

Profit for the period		—	—	7,853	7,853
Other comprehensive income
Cash flow hedges, net of taxes		—	(146)	—	(146)
Currency translation effect		—	(4,309)	—	(4,309)

Total comprehensive income for the period ended 31 December 2009		—	(4,455)	7,853	3,398

Management Participation and Option plan	9/10	1,651	824	—	2,475

Balance at 31 December 2009 (unaudited)		50,574	2,108	(40,861)	11,821

See Accompanying Notes to Special Purpose Consolidated Interim Financial Information

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Notes to the consolidated interim financial information
1. General information
Tommy Hilfiger B.V. (‘the Company’) is a limited liability holding company which was incorporated in the Netherlands on 5 July 2005. The address of its registered office is Stadhouderskade 6, Amsterdam The Netherlands. The fiscal year (‘FY’) of the Company starts at 1 April and ends on 31 March.
Tommy Hilfiger B.V. and its subsidiaries (together ‘the Group’) design, source and market men’s and women’s sportswear and activewear, jeanswear, childrenswear and footwear under the Tommy Hilfiger and Karl Lagerfeld trademarks. Through a range of strategic licensing agreements, the Group also offers a broad array of related apparel, accessories, fragrance and home furnishings products. The Group’s products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Hong Kong and other countries in the Far East, as well as the Group’s own network of specialty and company stores in the United States, Canada, Japan and Europe.
The parent company is Tommy Hilfiger Holding S.à r.l. registered in Luxemburg. The ultimate majority shareholders of the Company are funds advised by Apax Partners. The remainder is owned by various other investors and management of the Company.
This Special Purpose Consolidated Interim Financial Information was approved for issue on 9 April 2010.
2. Basis of preparation
On 15 March 2010, Phillips-Van Heusen Corporation (PVH) announced to acquire the Company. The transaction is subject to financing and other customary conditions, including receipt of required regulatory approvals and is expected to close before August 2010. The Company has prepared this Special Purpose Consolidated Interim Financial Information to conform to the requirements of PVH’s anticipated filing and related securities offerings. The Special Purpose Consolidated Interim Financial Information for the nine months ended 31 December 2009 has been prepared in accordance with IAS 34, ‘Interim financial reporting’ and should be read in conjunction with the Special Purpose Consolidated Financial Statements for the year ended 31 March 2009, which have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) issued by the International Accounting Standards Board (‘IASB’).
The interim financial data as of 31 December 2009 and for the nine months ended 31 December 2009 and 31 December 2008 is unaudited; in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods.
2.1 Summary of significant accounting policies
The same accounting policies applied to the Special Purpose Consolidated Financial Statements for the fiscal year ended 31 March 2009 were applied to the Special Purpose Consolidated Interim Financial Information as of 31 December 2009, which were prepared in accordance with IAS 34, “Interim Financial Reporting”. For a more detailed description of these accounting policies, please refer to the Special Purpose Consolidated Financial Statements for the year ended 31 March 2009 as included in the filing as described in the above paragraph, except for the adoption of the following new standards, amendments to standards and interpretations, which have been adopted as relevant to the Company for the first time.
Revised IAS 1 ‘Presentation of Financial Statements’
The amendments to IAS 1 mainly concern the presentation of changes in equity, in which changes as a result of the transaction with shareholders should be presented separately. The Company opted to present items of income and expense and components of other comprehensive income in two separate statements as from April 1, 2009.

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
IFRS 2 (amendment), ‘Share-based payment’
IFRS 2 (amendment), ‘Share-based payment’ deals with vesting conditions and cancellations. It clarifies that vesting conditions are service conditions and performance conditions only. Other features of a share-based payment are not vesting conditions. The amendment does not have impact on the Group’s financial statements.
The following new standards, amendments to standards and interpretations are mandatory for the first time for the financial years beginning on or after 1 January 2009, but are not currently relevant for the Group.
•	IAS 23 (amendment), ‘Borrowing costs’.

•	IAS 32 (amendment), ‘Financial instruments: Presentation’.

•	IFRIC 13, ‘Customer loyalty programmes’.

•	IFRIC 15, ‘Agreements for the construction of real estate’.

•	IFRIC 16, ‘Hedges of a net investment in a foreign operation’.

•	IAS 39 (amendment), ‘Financial instruments: Recognition and measurement’.
The following new standards, amendments to standards and interpretations have been issued, but are not effective for the financial years beginning on or after 1 January 2009 and have not been early adopted:
•
IFRS 3 (Revised), ‘Business combinations’ (effective for fiscal years starting on or after 1 July 2009). The revised standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently re-measured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. All acquisition-related costs should be expensed. The Group will apply IFRS 3 (Revised) prospectively to all business combinations from 1 April 2010.

3. Seasonality
The Company’s business is impacted by the general seasonal trends characteristic of the apparel and retail industries. The Company’s Wholesale revenue, particularly from its European operations, is generally highest during the second and fourth fiscal quarters, while the Company’s Retail sales channel generally contributes its highest levels of revenue during the third fiscal quarter. As the timing of Wholesale product shipments and other events affecting the retail business may vary, results for any interim reporting period may not be indicative of results for the full year.
4. Geographical and divisional split
In the geographical and divisional split, revenue and operating result are shown by geographical and by divisional area in which Tommy Hilfiger operates. The geographical areas in which Tommy Hilfiger operates are Europe, North America, Rest of World (RoW) and Other. Other activities mainly comprise the Group’s Karl Lagerfeld businesses as well as corporate activities such as finance and executive compensation.
The Company identifies the following divisions: retail, wholesale, licensing activities and Other. Revenues are allocated to these divisions based on the location of the customers.
Royalties paid to Tommy Hilfiger Licensing LLC for the usage of the Tommy Hilfiger trademark by other regions is shown separately. The royalties are accounted for at arm’s length prices charged to unaffiliated customers. The intercompany royalties are eliminated during the consolidation.

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The results per geographical area for the period ended 31 December 2009 are as follows:

		North			Elimina-
	Europe	America	RoW	Other	tions	Total
Revenue	501,246	575,680	129,077	4,835	(31,901)	1,178,937
Royalties	(68)	(31,699)	—	(134)	31,901	—

Net revenue	501,178	543,981	129,077	4,701	—	1,178,937

Operating result	75,027	9,728	28,445	(22,182)	—	91,018
Finance costs, net						(78,916)
Income tax expense						(4,249)

Result for the year						7,853

The results per geographical area for the period ended 31 December 2008 are as follows:

		North			Elimina-
	Europe	America	RoW	Other	tions	Total
Revenue	514,172	535,728	124,108	7,591	(31,761)	1,149,838
Royalties	—	(31,470)	—	(291)	31,761	—

Net revenue	514,172	504,258	124,108	7,300	—	1,149,838

Operating result	76,591	34,050	30,629	(19,267)	—	122,002
Finance costs, net						(56,810)
Income tax expense						(24,264)

Result for the year						40,928

The results per division for the period ended 31 December 2009 are as follows:

	Wholesale	Retail	Licensing	Other	Elimina- tions	Total
Net revenue	487,527	664,564	22,145	4,701	—	1,178,937

Operating result	49,801	47,023	16,376	(22,182)	—	91,018
Finance costs, net						(78,916)
Income tax expense						(4,249)

Result for the year						7,853

The results per division for the period ended 31 December 2008 are as follows:

	Wholesale	Retail	Licensing	Other	Elimina- tions	Total
Net revenue	507,972	606,426	28,140	7,300	—	1,149,838

Operating result	48,900	72,461	19,909	(19,267)	—	122,002
Finance costs, net						(56,810)
Income tax expense						(24,264)

Result for the year						40,928

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
5. Property and Equipment
Property and equipment consists of the following at 31 December 2009 and 31 March 2009:

At cost	Total

At 31 March 2009
Acquisition cost	354,333
Accumulated impairments and depreciation	(158,662)

Net book amount	195,671

Acquisition of subsidiary	810
Additions	32,173
Disposals	(169)
Depreciation charge	(36,316)
Impairment charge	(25,977)
Exchange differences	(4,867)

Closing net book amount 31 December 2009	161,325

At 31 December 2009
Cost	368,433
Accumulated impairments and depreciations	(207,108)

Net book amount	161,325

The main additions relate to investments in furniture and fixtures and leasehold improvements as a result of opening new and refurbishing existing stores, which were largely offset by depreciation charges for the period.
Impairment
The impairment loss for the first nine months ended 31 December 2009 of €25,977 (first nine months ended 31 December 2008: nil) represents the write down of Furniture & Fixtures and Leasehold Improvements for a number of owned and operated Retail stores in Europe and North America to the recoverable amount. The impairment is caused by the overall economic slowdown and 3-5 year cash flow forecasts for these stores. The impairment loss has been recognised in the income statement in the line item “Depreciation, amortisation and impairment”.

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
6. Goodwill and Other Intangible Assets
As at 31 December 2009 and 31 March 2009, the Group’s intangible assets and related accumulated amortisation comprise the following:

At cost	Total

At 1 April 2009
Acquisition cost	867,671
Accumulated impairments and depreciation	(50,432)

Net book amount	817,239

Acquisition of subsidiary	1,474
Additions	2,938
Depreciation charge	(13,635)
Exchange differences	(16,694)

Closing net book amount 31 December 2009	791,322

At 31 December 2009
Cost	853,894
Accumulated impairments and depreciations	(62,572)

Net book amount	791,322

Management has reviewed goodwill and indefinite life intangible assets for indications of impairment since the end of the most recent financial period and no indications that may trigger an impairment of those assets have been identified.
7. Derivative financial instruments
As at 31 December 2009 and 31 March 2009, the Group’s derivative financial instruments are comprised of the following:

	31 December 2009		31 March 2009
	Assets	Liabilities	Assets	Liabilities

Current: Forward foreign exchange contracts – hedge accounting	2,285	511	2,846	—

Current: Forward foreign exchange and option contracts – no hedge accounting	315	3,308	2,285	4,768

Non-current: Interest Rate Swaps – hedge accounting	117	9,763	—	16,805

Non-current: Interest Rate Swaps – no hedge accounting	—	—	—	1,374

Total	2,717	13,582	5,131	22,947

Forward foreign exchange contracts
These contracts are both plain-vanilla and conditional forward contracts.
Highly probable forecasted purchases of cost of goods sold, denominated in US$ for the European and Canadian operations are designated as hedged item in the cash flow hedge relationship which are expected to occur at various dates during 3 to 10 months. Gains and losses recognised in the hedging reserve in equity on forward foreign exchange contracts at 31 December 2009 will be recognised in the initial carrying value of the purchased inventory that will be received by the Group in 3 to 10 months. These inventory items will affect the income statement as costs of goods sold in the period 6 to 12 months from the balance sheet date.

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Interest rate swaps – hedge accounting
The Group has entered into interest rate swaps to off-set the effects of changing interest rates on its floating rate senior credit facility. Highly probable forecasted variable interest charges on the Senior debt are designated as hedged item in the cash flow hedge relationship. The effective portion of the fair value changes on the interest swaps designated in a hedge accounting relationship are deferred to the hedging reserve in equity until the underlying forecasted interest cash flow occurs.
8. Cash and Cash Equivalents

	31 December 2009	31 March 2009

Cash at banks and on hand	230,835	136,616
Credit card receivables	5,724	3,229

	236,559	139,845

9. Management participation plan
Certain employees and service providers (“the Participants”) of the Company have been offered to invest in a management participation plan (up to 12.5% of the Company’s total ordinary shares). The plan is administered by Stichting Administratiekantoor Elmira (“STAK”). The STAK holds the shares and has issued Depositary Receipts to participants.
During the nine months ended 31 December 2009 470 additional Depositary Receipts were issued. On 1 September 2009 300 Depositary Receipts were granted with a subscription price of €176 per Depositary Receipt. The fair market value of these Depositary Receipts was €3,111 and the fair value per Depositary Receipt was €2,935. On 1 December 2009 170 Depositary Receipts were granted with a subscription price of €176 per Depositary Receipt. The fair market value of these Depositary Receipts was €4,707 and the fair value per Depositary Receipt was €4,531. The management participation plan is regarded to be an equity settled share based compensation plan for which the expenses of €1,651 thousand have been recognised in the consolidated income statement for the nine months ended 31 December 2009. The remainder of the total Depositary Receipts is expected to be issued before the closing of the acquisition by PVH.
10. Management option plan
Certain employees have been offered the opportunity to invest in options over Depositary Receipts (the “Options”), up to 7.5% of the Company’s total underlying ordinary shares.
On 30 September 2009 1,000 Options were granted with a contractual life of 5 years and 45 days. The fair value of the Options of €1,967 is calculated using the Black & Scholes valuation model and recognised as an expense. Main assumption applied:
•	Exercise price €2,047
•	Share price at date grant €3,111
•	Expected volatility 60%
•	Risk-free interest rate 2.4%
For the nine months ended 31 December 2009, an expense of €450 thousand has been recognised for this Option plan. An amount of €374 was recognised for Option plans granted in previous years. The remainder of the total Options is expected to be issued before the closing of the acquisition by PVH.

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
11. Borrowings
Borrowings consist of the following as at 31 December 2009 and 31 March 2009:

	31 December 2009	31 March 2009
Non-current
Senior debt	407,164	450,674
Mezzanine loan	89,837	100,000
Paid in kind interest on Mezzanine loan	19,808	17,041
Unamortised loan fees	(13,090)	(15,377)
Finance lease liabilities	10,521	11,826

Total non-current	514,241	564,164

Current
Short term portion of senior debt	29,768	24,315
Short term borrowings	—	32,454
Finance lease liabilities	5,591	5,098
Interest payable	3,352	3,773
Unamortised loan fees	(3,101)	(4,040)

Total current	35,610	61,600

Total borrowings	549,851	625,764

During the period the main variation of senior debt, Mezzanine loan and short term borrowings was due to repayments and foreign exchange results of €14.7 million.
At 31 December 2009 the total Revolving Credit facility amounts to €235 million (31 March 2009: € 235 million). Under the Revolving Credit facility a total amount of €47,257 (31 March 2009: € 60,650) is used for several guarantees and letter of Credits.
12. Provisions for other liabilities and charges
The components of the provisions are as follows:

	Returns and	Restruc-	Asset	Onerous
	Charge backs	turing	retirement	contracts	Others	Total
At 31 March 2008	28,744	4,121	4,605	1,966	2,452	41,888
Additional provisions	52,271	510	754	9,508	(0)	63,043
Used during year	(29,639)	(1,991)	(109)	(1,218)	(193)	(33,150)
Exchange differences	3,536	13	1,110	802	325	5,786

At 31 March 2009	54,912	2,653	6,360	11,058	2,584	77,567

Additional provisions	45,147	618	645	1,135	480	48,025
Used during year	(51,124)	(3,190)	(23)	(3,529)	—	(57,866)
Exchange differences	(2,315)	94	(292)	(860)	(161)	(3,534)

At 31 December 2009	46,620	175	6,690	7,804	2,903	64,192

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)

	31 December 2009	31 March 2009

Non-current	14,833	7,059
Current	49,359	70,508

	64,192	77,567

13. Trade and Other payables
Employee certificates bonus plan
The Group has provided part of a cash bonus to be paid to eligible employees at the time of an eventual change in ownership of the Company. The related expense is spread over the period during which the employees become unconditionally entitled to the certificates and is recognised as a liability.

The total expected costs are estimated at €18,607 of which €18,342 is provided for at 31 December 2009.
14. Total expenses
The main variation in expenses can be explained by additional costs relating to new store openings partly offset by cost saving initiatives.
15. Finance costs, net
The nine month period ended 31 December 2009 was impacted by exchange loss on intercompany borrowings of €1.4 million (€31.9 million gain for the nine months period ended 31 December 2008). In addition in the nine month period ended 31 December 2009 the positive result on derivative financial instruments amounted to €4.6 million (nine month period ended 31 December 2008 a loss of 9.7 million).
16. Income tax (expense)/credit
Income tax expenses are recognised based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year. The estimated average annual tax rate used for the nine months ended 31 December 2009 is 35.1%
17. Earnings per share

	Nine month ended 31 December
	2009	2008

Attributable to the equity holders of the Group	7,853	40,928

Weighted average number of ordinary shares in issue	200,000	200,000
Dilutive potential ordinary shares	—	—

Adjusted weighted average number of ordinary shares	200,000	200,000

Result for the period
- Basic	0.04	0.20
- Diluted	0.04	0.20

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
18. Related Party transactions
Spanish and Portuguese agent
A related party holds an indirect 15% equity interest in Pepe Jeans SL, which serves as the Group’s sales and collection agent as well as franchisee in Spain and Portugal. Goods are purchased by Pepe Jeans SL. from the Group, while commissions and fees are paid by the Group to Pepe Jeans SL pursuant to the Agency agreement. Furthermore, the Group transferred the ownership of three stores in Spain to the Spanish agent effectively 1 April 2008.
Mr. Thomas J. Hilfiger
Under his employment agreement with the Group, Mr. Thomas J. Hilfiger serves as Principal Designer and Chairman of the Strategy and Design Board of the Company, and is entitled to an annual cash payment for the fiscal year 2010 and all periods thereafter a cash amount based on worldwide sales and licensing revenues of the Group and its subsidiaries and a number of benefits.
In the event of Mr. Hilfiger’s death or termination by the Group following his disability, his employment agreement provides for payment of the full amount otherwise payable to Mr. Hilfiger for the fiscal year which includes his death or termination following disability, and for the following fiscal year.
Parent company
The parent company of the Group is Tommy Hilfiger S.à r.l. (incorporated in Luxembourg). The ultimate controlling parties of the Group are funds advised by Apax Partners. Management services are bought from Apax Partners on normal commercial terms and conditions.
Novel Enterprises Limited
A related party holds an indirect equity interest in Novel Enterprises Limited which provides goods to the Group.
Transactions with related parties are based on terms that would be available to third parties. Sales of services are negotiated with related parties on a cost-plus basis. The following transactions were carried out with related parties:

	Nine month period ended December
	2009	2008
Sales of goods and services:
– Spanish and Portuguese Agent	5,041	9,077

	5,041	9,077

	Nine month period ended December
	2009	2008
Purchases of goods and services:
– Novel Enterprises Ltd	14,708	20,344
Purchases of services:
– Spanish and Portuguese Agent	4,529	7,136
– From an entity controlled by Apax partners	126	—

	19,363	27,480

Year-end balances arising from sale/purchases of goods/services

	31 December 2009	31 March 2009
Receivables from related parties:
– Spanish and Portuguese agent	4,048	2,953
Payables to related parties:
– Spanish and Portuguese agent	(91)	—

	3,957	2,953

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The receivables from related parties arise mainly from sale transactions and are generally due two months after the date of sales. The receivables are unsecured in nature and bear no interest.
The payables to related parties arise mainly from financing transactions, purchase transactions, and other services. The payables to the Spanish and Portuguese agent bear no interest.
Subordinated Shareholder loan
The shareholder provided a €320,452 subordinated loan for a term of 10 years, payable on demand (however, any repayment is conditional to fulfillment of certain clauses in the agreements with financial institutions), bearing interest at 14% per annum. The loan contains an option for the Company to extend the loan under the same conditions after 10 years. This option qualifies as an embedded derivative, which at the balance sheet date has a value of zero (31 March 2008: nil).
The shareholder loan bears an interest of 14% (2009: 14%). Tommy Hilfiger S.à r.l. has issued a letter to the Company to financially support the Company for at least 12 months.

	31 December 2009	31 March 2009
Shareholder loan and current account	474,813	416,487
Accrued interest on shareholder loan	42,077	51,453

Total shareholder loan	516,890	467,940

Key management compensation

	Nine month period ended December
	2009	2008
Salaries and other short-term employee benefits	13,380	9,567
Management participation plan	—	1,427
Post-employment benefits	246	287

	13,626	11,281

19. Commitments and Contingencies
Legal matters
The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Although the outcome of these other claims cannot be predicted with certainty, management does not believe that the ultimate resolution of these matters will have a material adverse effect on its financial condition or results of operations.

Tommy Hilfiger B.V.
Special Purpose Consolidated Interim Financial Information
Nine months ended 31 December 2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Capital commitments
Capital expenditure contracted for at the balance sheet date but not yet incurred is as follows:

	31 December 2009	31 March 2009

Property and equipment	2,094	8,376
Intangible assets	120	—

	2,214	8,376

Operating Leases
The Group leases offices, warehouses and showroom spaces, retail stores and office equipment under operating leases, which expire not later than 2025.
The rental agreements are predominantly based on minimum lease payments. Several lease agreements include contingent rents (particularly sales-dependent rent). The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	31 December 2009	31 March 2009

No later than 1 year	102,956	98,307
Later than 1 year and no later than 5 years	327,830	321,405
Later than 5 years	226,827	275,453

	657,613	695,165

Guarantees
The Group provided guarantees in the amount of €17,753 (2009: €17,413). The guarantees mainly relate to store lease, customs and insurance obligations.
20. Events after the balance sheet date
Change of ownership
On 15 March 2010, Phillips-Van Heusen Corporation (PVH), a USA based apparel and fashion company, announced to acquire Tommy Hilfiger B.V. for approximately $ 3.0 billion (€ 2.2 billion). The transaction is subject to financing and other customary conditions, including receipt of required regulatory approvals and is expected to close before August 2010. Upon closing of the transaction, it is expected that the balances related to the bank and shareholder loans will be replaced by new financing and that the balances related to the management participation plan, management option plan and employee certificates bonus plan will be settled.
China
On 31 March 2010, the Company announced it had entered into an agreement to assume direct control of its wholesale and retail distribution in China from its licensee Dickson Concepts International Limited, beginning 1 March 2011.
Contract with Mr. Thomas J. Hilfiger
Under his employment agreement with the Group, Mr. Thomas J. Hilfiger serves as principal designer and Chairman of the Strategy and Design Board of the Company. Mr. Hilfiger’s contract states various instances under which Mr. Hilfiger is entitled to a payment upon pre-defined exit events. The exit events contemplated by Mr. Hilfiger’s employment contract relate to the sale of control of the Group or substantially all its assets. Mr. Hilfiger has not opted for this payment when PVH announced to acquire the Company and his current employment agreement with the Group will remain unchanged.